Exhibit 99.1

6721 Columbia Gateway Drive • Columbia • Maryland • 21046 • U.S.A. Telephone: 433.539.5008 • Fax: 410.312.2705 • Internet: sales@integ.com • Web: http://www.integ.com

Integral Systems to Report Loss in

Fiscal Third Quarter of 2009

Economic Conditions and Higher Expenses Impact Results

Columbia, MD., July 28 2009 — Integral Systems, Inc. (NASDAQ: ISYS) (“Company”) today warned that third quarter results are expected to be below management’s expectations. Preliminary financial results indicate that earnings will be impacted by continued economic pressure resulting in lower revenue from delayed contract awards, higher than anticipated overhead and support costs, and a significant bad debt reserve taken on one of the Company’s commercial contracts.

Ongoing softness in the commercial product market and procurement delays in the government marketplace have adversely impacted revenue and gross margin performance. Additionally, selling, general and administrative costs remained high in the quarter as a result of continued business development, research development and infrastructure enhancement initiatives. Preliminary results for third quarter are revenue of approximately $39 million a loss of $0.09 on a per share basis. Management anticipates reporting revenue for the fiscal year of approximately $160 million, or 5% below the previously reported mid-year estimate. Earnings per share for the entire 2009 fiscal year is now projected to be approximately $0.15.

“The prolonged global recession continues to weigh on business placing pressure on our customers and our business partners, and extending business development cycles across our markets,” said John Higginbotham, Chief Executive Officer of Integral Systems. “We remain focused on investing in our future business growth while enhancing our compliance infrastructure and creating sustainable efficiencies in our business operations.”

Mr. John Higginbotham, Chief Executive Officer, and Mr. Bill Bambarger, Chief Financial Officer, will host the Company’s third quarter earnings results conference call on Monday, August 3, 2009, at 11:00 AM ET. Interested parties are invited to join the call by calling 800.892.9785, ID number 21432360. A replay of the conference call can be heard from 11:00 AM ET Monday, August 3, 2009 through 11:00 AM ET Wednesday, August 5, 2009 by dialing 800-633-8284 or 402-977-9140. Ask for reservation number 21432360.

—OVER—

ABOUT INTEGRAL SYSTEMS

Integral Systems, Inc., applies more than 25 years experience to provide integrated technology solutions for SATCOM-interfaced networks. Customers have relied on the Integral Systems family of companies (Integral Systems Europe, Lumistar, Inc., Newpoint Technologies, Inc., RT Logic, and SAT Corporation) to deliver on time and on budget for more than 250 satellite missions. Our dedication to customer service has solidified long-term relationships with the US Air Force, NASA, NOAA, and nearly every satellite operator in the world. Integral Systems is listed in Forbes’ Top 200 Small Companies in America for 2008. For more information, visit www.integ.com.

Except for statements of historical facts, this news release contains forward-looking statements about the Company, including but not necessarily limited to the Company’s financial projections, all of which are based on the Company’s current expectations. There can be no assurance that the Company’s projections will in fact be achieved and these projections do not reflect any acquisitions or divestitures that may occur in the future. The forward-looking statements contained in this news release are subject to additional risks and uncertainties, including the Company’s reliance on contracts and subcontracts funded by the U.S. government, intense competition in the ground systems industry, the competitive bidding process to which the Company’s government and commercial contracts are subject, the Company’s dependence on the satellite industry for most of its revenues, rapid technological changes in the satellite industry, the Company’s acquisition strategy and those other risks noted in the Company’s SEC filings. The Company assumes no obligation to update or revise any forward-looking statements appearing in this news release.

Company Contact:	Media Contact:
Kathryn Herr	Andrew Miller
Vice President, Marketing and Communications	Zeno Group for Integral Systems
Integral Systems, Inc.	Phone: 707.386.1193
Phone: 443.539.5118	andrew.miller@zenogroup.com
kherr@integ.com

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